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                                                                    EXHIBIT 10.5

        RETIREMENT PLAN AND TRUST FOR EMPLOYEES OF BANK OF MOUNTAIN VIEW

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                                TABLE OF CONTENTS

                                    ARTICLE I
                                  DEFINITIONS

                                   ARTICLE II
                                 ADMINISTRATION

2.1     POWERS AND RESPONSIBILITIES OF THE EMPLOYER........................   13
2.2     DESIGNATION OF ADMINISTRATIVE AUTHORITY............................   14
2.3     POWERS AND DUTIES OF THE ADMINISTRATOR.............................   14
2.4     RECORDS AND REPORTS................................................   15
2.5     APPOINTMENT OF ADVISERS............................................   15
2.6     PAYMENT OF EXPENSES................................................   16
2.7     CLAIMS PROCEDURE...................................................   16
2.8     CLAIMS REVIEW PROCEDURE............................................   16

                                   ARTICLE III
                                   ELIGIBILITY

3.1     CONDITIONS OF ELIGIBILITY..........................................   17
3.2     EFFECTIVE DATE OF PARTICIPATION....................................   17
3.3     DETERMINATION OF ELIGIBILITY.......................................   17
3.4     TERMINATION OF ELIGIBILITY.........................................   17
3.5     REHIRED EMPLOYEES AND BREAKS IN SERVICE............................   17
3.6     ELECTION NOT TO PARTICIPATE........................................   18

                                   ARTICLE IV
                           CONTRIBUTION AND VALUATION

4.1     PAYMENT OF CONTRIBUTIONS...........................................   18
4.2     ACTUARIAL METHODS..................................................   18
4.3     ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS..........   18
4.4     QUALIFIED MILITARY SERVICE.........................................   20

                                    ARTICLE V
                                    BENEFITS

5.1     RETIREMENT BENEFITS................................................   20
5.2     MINIMUM BENEFIT REQUIREMENT FOR TOP HEAVY PLAN.....................   22

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
5.3     PAYMENT OF RETIREMENT BENEFITS.....................................   24
5.4     DISABILITY RETIREMENT BENEFITS.....................................   24
5.5     DEATH BENEFITS.....................................................   24
5.6     TERMINATION OF EMPLOYMENT BEFORE RETIREMENT........................   27
5.7     DISTRIBUTION OF BENEFITS...........................................   28
5.8     DISTRIBUTION OF BENEFITS UPON DEATH................................   34
5.9     TIME OF SEGREGATION OR DISTRIBUTION................................   37
5.10    DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY..................   37
5.11    LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN.....................   38
5.12    EFFECT OF SOCIAL SECURITY ACT......................................   38
5.13    LIMITATIONS ON DISTRIBUTIONS.......................................   38
5.14    QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION....................   39
5.15    LIMITATION OF BENEFITS ON TERMINATION..............................   39

                                   ARTICLE VI
                          CODE SECTION 415 LIMITATIONS

6.1     ANNUAL BENEFIT.....................................................   40
6.2     MAXIMUM ANNUAL BENEFIT.............................................   41
6.3     ADJUSTMENTS TO ANNUAL BENEFIT AND LIMITATIONS......................   42
6.4     ANNUAL BENEFIT NOT IN EXCESS OF $10,000............................   43
6.5     PARTICIPATION OR SERVICE REDUCTIONS................................   44

                                   ARTICLE VII
                                    TRUSTEE

7.1     BASIC RESPONSIBILITIES OF THE TRUSTEE..............................   44
7.2     INVESTMENT POWERS AND DUTIES OF THE TRUSTEE........................   45
7.3     OTHER POWERS OF THE TRUSTEE........................................   46
7.4     DUTIES OF THE TRUSTEE REGARDING PAYMENTS...........................   48
7.5     TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES......................   48
7.6     ANNUAL REPORT OF THE TRUSTEE.......................................   48
7.7     AUDIT..............................................................   49
7.8     RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE.....................   49
7.9     TRANSFER OF INTEREST...............................................   50
7.10    TRUSTEE INDEMNIFICATION............................................   50
7.11    DIRECT ROLLOVER....................................................   51

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
                                  ARTICLE VIII
                                 PLAN AMENDMENT

8.1     AMENDMENT..........................................................   52

                                   ARTICLE IX
                                PLAN TERMINATION

9.1     TERMINATION........................................................   53
9.2     LIMITATION OF BENEFITS ON PLAN TERMINATION.........................   55

                                    ARTICLE X
                   MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

10.1    REQUIREMENTS.......................................................   56

                                   ARTICLE XI
                                    TOP HEAVY

11.1    TOP HEAVY PLAN REQUIREMENTS........................................   56
11.2    DETERMINATION OF TOP HEAVY STATUS..................................   56

                                   ARTICLE XII
                                  MISCELLANEOUS

12.1    PARTICIPANT'S RIGHTS...............................................   59
12.2    ALIENATION.........................................................   60
12.3    CONSTRUCTION OF PLAN...............................................   61
12.4    GENDER AND NUMBER..................................................   61
12.5    LEGAL ACTION.......................................................   61
12.6    PROHIBITION AGAINST DIVERSION OF FUNDS.............................   61
12.7    EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE.........................   62
12.8    INSURER'S PROTECTIVE CLAUSE........................................   62
12.9    RECEIPT AND RELEASE FOR PAYMENTS...................................   62
12.10   ACTION BY THE EMPLOYER.............................................   62
12.11   NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY.................   62
12.12   HEADINGS...........................................................   63
12.13   APPROVAL BY INTERNAL REVENUE SERVICE...............................   63
12.14   UNIFORMITY.........................................................   63
12.15   INTERPRETATION OF AGREEMENT........................................   63

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        RETIREMENT PLAN AND TRUST FOR EMPLOYEES OF BANK OF MOUNTAIN VIEW

          THIS AGREEMENT, hereby made and entered into this 1st day of September, 2005, by and between Bank of Mountain View (herein referred to as the "Employer") and FirsTrust Financial Services, Inc. (herein referred to as the "Trustee").

                                   WITNESSETH:

          WHEREAS, the Employer heretofore established a Pension Plan and Trust effective May 1, 1984, (hereinafter called the "Effective Date") known as Retirement Plan and Trust for Employees of Bank of Mountain View (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

          WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended; and

          WHEREAS, as of September 30, 2005, all benefit accruals under the Plan will be frozen (other than those required pursuant to Section 5.2); and

          WHEREAS, as of September 30, 2005, any Eligible Employee who has not become a Participant as of September 30, 2005 shall not enter and shall not become a Participant in the Plan on or after September 30, 2005; and

          WHEREAS, the Employer now desires to bring this frozen Plan into compliance with the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986, as amended, and to maintain this frozen Plan and Trust so that distribution of benefits may be made at such time and in such manner as provided under the terms of the Plan;

          NOW, THEREFORE, effective September 1, 2005, except as otherwise provided, the Employer and the Trustee in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amend the Plan in its entirety and restate the Plan to provide as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.1 "Accrued Benefit" means the retirement benefit a Participant would receive at Normal Retirement Date based on the retirement benefit formula set forth in Section 5.1 of the Plan, multiplied by a fraction, not greater than one
(1), the numerator of which is the Participant's Period of Service and the denominator of which is the aggregate Period of Service the Participant would have accumulated if the Participant continued employment until Normal Retirement Age.

          When determining a Participant's Accrued Benefit, the retirement benefit projected to be provided pursuant to the retirement benefit formula in
Section 5.1 is the monthly benefit to which the Participant would be entitled if the Participant continued to earn until Normal Retirement Age the same rate of Average Monthly Compensation upon which the Participant's retirement benefit formula is based. This rate of Average Monthly Compensation is computed on the basis of


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Average Monthly Compensation taken into account under the Plan (but not to exceed the ten years of service immediately preceding the determination).

          The Accrued Benefit of each Participant in the Fresh-Start Group, shall be equal to the greater of (a) or (b):

               (a) the Participant's Accrued Benefit determined with respect to the Normal Retirement Benefit formula provided in Section 5.1 (a).

               (b) the sum of (1) the Participant's Frozen Accrued Benefit, if any, and (2) the Participant's Accrued Benefit determined with respect to periods beginning after the Fresh-Start Date, except that the number of Periods of Service taken into account for determining the offset portion of the monthly retirement benefit pursuant to Section 5.1(a) shall be limited to thirty-five (35) minus the number of Periods of Service completed by the Participant as of the Fresh-Start Date.

          Notwithstanding anything herein to the contrary, a Participant's Accrued Benefit attributable to the retirement benefit formula at the close of any Plan Year coinciding with or next following the Participant's attainment of Normal Retirement Age shall be equal to the monthly retirement benefit formula determined pursuant to Section 5.1(d) based upon service and Average Monthly Compensation determined at the close of any such Plan Year.

          Notwithstanding the above, a Participant's Accrued Benefit derived from Employer contributions shall not be less than the minimum Accrued Benefit, if any, provided pursuant to Section 5.2.

          Furthermore, pursuant to the freezing of benefit accruals under the Plan on September 30, 2005, no additional benefits shall accrue after such date (other than those required pursuant to Section 5.2).

     1.2 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     1.3 "Actuarial Equivalent" means, effective January 1, 1996, a form of benefit differing in time, period, or manner of payment from a specific benefit provided under the Plan but having the same value when computed using Pre-Retirement Table: 1984 Unisex Pension Table; Post-Retirement Table: 1984 Unisex Pension Table and Pre-Retirement Interest: 6.02; Post- Retirement
Interest: 6.03.

          Notwithstanding the foregoing, effective with the later of (1) the adoption date of an amendment that changes the interest rate or the mortality table assumptions, or (2) January 1, 1996, the mortality table and the interest rate for the purposes of determining an Actuarial Equivalent amount (other than nondecreasing life annuities payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse) shall be the "Applicable Mortality Table" and the "Applicable Interest Rate" described below. However, if prior to such effective date, the Plan used an interest rate other than the Pension Benefit Guaranty Corporation interest rate (or an interest rate or rates based on the Pension Benefit Guaranty Corporation interest rate) in determining the present value of a Participant's Accrued Benefit, the mortality table and the interest rate for the purposes of determining an Actuarial


                                       2

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Equivalent amount (other than nondecreasing life annuities payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse) shall be the mortality table and the interest rate specified above or the "Applicable Mortality Table" and the "Applicable Interest Rate" described below, whichever produces the greater benefit:

               (a) The "Applicable Mortality Table" means the table prescribed by the Secretary of the Treasury. Such table shall be based on the prevailing commissioner's standard table (described in Code Section 807(d)(5)(A)) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Code Section 807(d)(5)).

               (b) The "Applicable Interest Rate" means the annual rate of interest on 30-year Treasury securities determined as of the third calendar month preceding the first day of the calendar month during which the Annuity Starting Date occurs. However, except as provided in Regulations, if a Plan amendment (including this amendment and restatement) changes the time for determining the "Applicable Interest Rate" (including an indirect change as a result of a change in the Plan Year), any distribution for which the Annuity Starting Date occurs in the one-year period commencing at the time the Plan amendment is effective (if the amendment is effective on or after the adoption date) must use the interest rate as provided under the terms of the Plan after the effective date of the amendment, determined at either the date for determining the interest rate before the amendment or the date for determining the interest rate after the amendment, whichever results in the larger distribution. If the Plan amendment is adopted retroactively (that is, the amendment is effective prior to the adoption date), the Plan must use the interest rate determination date resulting in the larger distribution for the period beginning with the effective date and ending one year after the adoption date.

                    Notwithstanding the above, if a benefit is distributed in a form other than a nondecreasing annuity payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse, the interest rate used in determining the Actuarial Equivalent of the portion of the excess/offset portion of the monthly retirement benefit pursuant to
          Section 5.1 (a) shall not be less than the lesser of 7.5% or the "Applicable Interest Rate."

          In the case of a distribution (other than nondecreasing life annuities payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse) that was made in a Plan Year beginning after December 31, 1994, and before the later of
(1) the adoption date of an amendment that changes the interest rate or the mortality table assumptions, or (2) January 1, 1996, the calculation shall be made by using the interest rate determined under the regulations of the Pension Benefit Guaranty Corporation for determining the present value of a lump sum distribution on plan termination that were in effect on September 1, 1993, and using the provisions of the Plan as in effect on the day before December 8, 1994; but only if such provisions of the Plan met the requirements of Code
Section 417(e)(3) and Regulation 1.417(e)-1(d) as in effect on the day before December 8, 1994.


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          In the event this Section is amended, the Actuarial Equivalent of a
Participant's Accrued Benefit on or after the date of change shall be determined (unless otherwise permitted by law or Regulation) as the greater of (1) the Actuarial Equivalent of the Accrued Benefit as of the date of change computed on the old basis, or (2) the Actuarial Equivalent of the total Accrued Benefit computed on the new basis.

     1.4 "Administrator" means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

     1.5 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

     1.6 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, used to determine Top Heavy Plan status under the provisions of a defined contribution plan included in any Aggregation Group (as defined in Section 11.2).

     1.7 "Anniversary Date" means December 31.

     1.8 "Annuity Starting Date" means, with respect to any Participant, the first day of the first period for which an amount is paid as an annuity, or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitles the Participant to such benefit.

     1.9 "Average Monthly Compensation" means the monthly Compensation of a Participant averaged over the 3 consecutive Calendar Years, including periods prior to the Effective Date of the Plan, which produce the highest monthly average within the last ten (10) completed years of employment. If a Participant has less than 3 consecutive Calendar Years of service from date of employment to date of termination, the Participant's Average Monthly Compensation will be based on the Participant's monthly Compensation during the Participant's months of service from date of employment to date of termination. Compensation subsequent to termination of participation pursuant to Section 3.4 shall not be recognized.

     1.10 "Beneficiary" means the person (or entity) designated as provided in
Section 5.5 to receive the benefits which are payable under the Plan upon or after the death of a Participant.

     1.11 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

     1.12 "Compensation" with respect to any Participant means such Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Regulation 1.62-2(c)) for a Calendar Year ending with or within the Plan Year. Notwithstanding the foregoing, if compensation for any prior determination period is taken into account in determining a Participant's benefits for the current Plan Year, Compensation means compensation determined pursuant to the terms of the Plan then in effect.

          Compensation shall exclude (a)(l) contributions made by the Employer to a plan of deferred compensation to the extent that the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

          For purposes of this Section, the determination of Compensation shall be made by:

               (a) including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(l)(B), 403(b) or 457(b), and Employee
          contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

          Compensation in excess of $150,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 40l(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Calendar Years beginning with such calendar year. If Compensation for any prior determination period is taken into account in determining a Participant's benefits for the current Plan Year, the compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that prior period. For this purpose, in determining benefits in Plan Years beginning on or after January 1,1989, the annual compensation limit in effect for determination periods beginning before that date is $200,000 (or such other amount as adjusted for increases in the cost of living in accordance with Code Section 415(d) for determination periods beginning on or after January 1,1989 and in accordance with Code Section 40l(a)(17)(B) for determination periods beginning on or after January 1,1994). For determination periods beginning prior to January 1,1989, the $200,000 limit shall apply only to Top Heavy Plan Years and shall not be adjusted. For any short Calendar Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Calendar Year begins multiplied by the ratio obtained by dividing the number of full months in the short Calendar Year by twelve (12).

          For Plan Years beginning after December 31, 1996, for purposes of determining Compensation, the family member aggregation rules of Code Section 401(a)(17) and Code Section 414(q)(6) (as in effect prior to the Small Business Job Protection Act of 1996) are eliminated. In determining Average Monthly Compensation, the elimination of the family member aggregation rules are treated as having been in effect for earlier years.

     1.13 "Contract" or "Policy" means any life insurance policy, retirement income policy or annuity contract (group or individual) issued pursuant to the terms of the Plan, in the event of any conflict between the terms of this Plan and the terms of any contract purchased hereunder, the Plan provisions shall control.

     1.14 "Earliest Retirement Age" means the earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

     1.15 "Early Retirement Date" means the first day of the month (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains age 55, and has completed at least 15 whole year Periods of Service with the Employer (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at Early Retirement Age.

          A Former Participant who separates from service after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive benefits under this Plan.

     1.16 "Eligible Employee" means any Employee.

          Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

          Employees classified by the Employer as independent contractors who are subsequently determined by the Internal Revenue Service to be Employees shall not be Eligible Employees.

     1.17 "Employee" means any person who is employed by the Employer or Affiliated Employer, and excludes any person who is employed as an independent contractor. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

     1.18 "Employer" means Bank of Mountain View and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation, with principal offices in the State of Arkansas.

     1.19 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan.

     1.20 "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1 of each year and ending the following December 31.

     1.21 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

     1.22 "415 Compensation" with respect to any Participant means such Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Regulation 1.62-2(c)) for a Calendar Year ending with or within the Plan Year.

          "415 Compensation" shall exclude (a)(1) contributions made by the Employer to a plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code
Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee).

          For purposes of this Section, the determination of "415 Compensation" shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125, 132(f)(4) or 457.

     1.23 "Fresh-Start Date" generally means the last day of the Plan Year preceding a Plan Year for which any amendment of the Plan that directly or indirectly affects the amount of a Participant's benefit determined under the current benefit formula (such as an amendment to the definition of Compensation used in the current benefit formula or a change in the Normal Retirement Age of the Plan) is made effective. If this Plan has had a fresh-start for all Participants, and in a subsequent Plan Year is aggregated for purposes of Code
Section 40l(a)(4) with another plan that did not make the same fresh-start, then this Plan will have a fresh-start on the last day of the Plan Year preceding the Plan Year during which the plans are first aggregated.

     1.24 "Fresh-Start Group" means all Participants who have Accrued Benefits as of the Fresh-Start Date and have at least one Hour of Service with the Employer after that date.

     1.25 "Frozen Accrued Benefit" means a Participant's Accrued Benefit under the Plan determined as of the latest Fresh-Start Date as if the Participant terminated employment with the Employer as of the latest Fresh-Start Date, or the date the Participant actually terminated employment with the Employer, if earlier, without regard to any amendment made to the Plan after that date other than amendments recognized as effective as of or before the date under Code
Section 401(b) or Regulation 1.401(a)(4)-11(g). If the Participant has not had a Fresh-Start Date, the Participant's Frozen Accrued Benefit will be zero.

          If, as of the Participant's latest Fresh-Start date, the amount of a Participant's Frozen Accrued Benefit was limited by the application of Code
Section 415, then the Participant's Frozen Accrued Benefit will be increased for years after the latest Fresh-Start Date to the extent permitted under Code
Section 415(d)(l). In addition, the Frozen Accrued Benefit of a Participant whose Frozen Accrued Benefit includes the top-heavy minimum benefits provided in
Section 5.2, will be increased to the extent necessary to comply with the average compensation requirement of Code Section 416(c)(1)(D)(i).

          If: (a) the Plan's normal form of benefit in effect on the Participant's latest Fresh-Start Date is not the same as the normal form under the Plan after such Fresh-Start Date and/or (b) the Normal Retirement Age for any Participant on that date was greater than the Normal Retirement Age for that Participant under the Plan after such Fresh-Start Date, the Frozen Accrued Benefit will be expressed as an actuarially equivalent benefit in the normal form under the Plan after the Participant's latest Fresh-Start Date, commencing at the Participant's Normal Retirement Age under the Plan in effect after such latest Fresh-Start Date.

     1.26 "Highly Compensated Employee" means an Employee described in Code
Section 414(q) and the Regulations thereunder, and generally means any Employee who:

               (a) was a "five percent owner" as defined in Section 1.30(c) at any time during the "determination year" or "look-back year"; or

               (b) for the "look-back year" had "415 Compensation" from the Employer in excess of $80,000. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

          The "determination year" means the Plan Year for which testing is being performed, and the "look-back year" means the immediately preceding twelve
(12) month period.

          A highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for the "determination year," in accordance with Regulation 1.414(q)-1T, A-4 and IRS Notice 97-45 (or any superseding guidance).

          In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code

Section 91l(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

     1.27 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the component of the Plan being tested.

     1.28 "Hour of Service" means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

     1.29 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

     1.30 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of the Employee's or former Employee's Beneficiaries) is considered a Key Employee if the Employee, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

               (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(l)(A) for any such Plan Year.

               (b) one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(l)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

               (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c),
          (m) and (o) shall be treated as separate employers.

               (d) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c),
          (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

          For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f)(4), 402(e)(3), 402(h)(l)(B), 403(b) or 457(b), and Employee contributions described in Code
Section 414(h)(2) that are treated as Employer contributions.

     1.31 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached Normal Retirement Date.

     1.32 "Leased Employee" means any person (other than an Employee of the recipient Employer) who pursuant to an agreement between the recipient Employer and any other person or entity ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer. Furthermore, Compensation for a Leased Employee shall only include Compensation from the leasing organization that is attributable to services performed for the recipient Employer. A Leased Employee shall not be considered an Employee of the recipient Employer:

               (a) if such employee is covered by a money purchase pension plan providing:

               (1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3);

               (2) immediate participation;

               (3) full and immediate vesting; and

               (b) if Leased Employees do not constitute more than 20% of the recipient Employer's nonhighly compensated work force.

     1.33 "Non-Highly Compensated Participant" means any Participant who is not a Highly Compensated Employee.

     1.34 "Non-Key Employee" means any Employee or former Employee (and such Employee's or former Employee's Beneficiaries) who is not, and has never been a Key Employee.

     1.35 "Normal Retirement Age" means the Participant's 65 birthday. A Participant shall become fully Vested in the Participant's Normal Retirement Benefit upon attaining Normal Retirement Age.

     1.36 "Normal Retirement Date" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

     1.37 "1-Year Break in Service" means a Period of Severance of at least 12 consecutive months.

     1.38 "Participant" means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

     1.39 "Participant's Transfer/Rollover Account" means the account established and maintained by the Administrator for each Participant with respect to the total interest in the Plan resulting from amounts transferred to this Plan from a direct plan-to-plan transfer and/or with respect to such Participant's interest in the Plan resulting from amounts transferred from another qualified plan or "conduit" Individual Retirement Account in accordance with Section 4.3.

          A separate accounting shall be maintained with respect to that portion of the Participant's Transfer/Rollover Account attributable to transfers (within the meaning of Code Section 414(1)) and "rollovers."

     1.40 "Period of Service" means the aggregate of all periods commencing with the Employee's first day of employment or reemployment with the Employer or Affiliated Employer and ending on the date a 1-Year Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any Period of Severance of less than twelve(12) consecutive months. Fractional periods of a year will be expressed in terms of days.

     1.41 "Period of Severance" means a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the twelve (12) month anniversary of the date on which the Employee was otherwise first absent from service.

          In the case of an individual who is absent from work for maternity or paternity reasons, the twelve (12) consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a 1-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     1.42 "Plan" means this instrument, including all amendments thereto.

     1.43 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

     1.44 "Pre-Retirement Survivor Annuity" means an immediate annuity for the life of the surviving spouse of a Participant who dies prior to the Participant's Annuity Starting Date, the payment under which must be equal to the "minimum spouse's death benefit" provided in Section 5.5(g).

     1.45 "Present Value of Accrued Benefit" means the Actuarial Equivalent lump-sum amount of a Participant's Accrued Benefit at date of valuation. Notwithstanding the foregoing, the Present Value of Accrued Benefit for the determination of Top Heavy Plan status shall be made exclusively pursuant to the provisions of Section 11.2.

     1.46 "Primary Insurance Amount" means the old-age insurance benefit under
Section 202 of the Social Security Act payable to each Employee at a single age that is not earlier than age 62 and not later than age 65. Primary Insurance Amount must be determined under the Social Security Act as in effect at the time the Employee's offset is determined. Thus, it is determined without assuming any future increases in compensation, any future increases in the Taxable Wage Base, any changes in the formulas used under the Social Security Act to determine Primary Insurance Amount, or any future increases in the consumer price index. However, it may be assumed that the Employee will continue to receive compensation at the same rate as that received at the time the offset is being determined, until reaching the single age described in the first sentence above. Primary Insurance Amount must be determined in a consistent manner for all Employees.

     1.47 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or a delegate of the Secretary of the Treasury, and as amended from time to time.

     1.48 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

     1.49 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (see Section 5.1).

     1.50 "Social Security Retirement Age" means the age used as the retirement age under Section 216(1) of the Social Security Act, except that such section shall be applied without regard to the age increase factor and as if the early retirement age under Section 216(1)(2) of such Act were 62.

     1.51 "Taxable Wage Base" means, with respect to any calendar year, the contribution and benefit base in effect under Section 230 of the Social Security Act at the beginning of the calendar year.

     1.52 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

     1.53 "Top Heavy Plan" means a plan described in Section 11.2(a).

     1.54 "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan.

     1.55 "Total and Permanent Disability" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants.

     1.56 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

     1.57 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

     1.58 "Vested" means the portion of a Participant's benefits under the Plan that are nonforfeitable.

                                   ARTICLE II
                                 ADMINISTRATION

2.1  POWERS AND RESPONSIBILITIES OF THE EMPLOYER

               (a) In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

               (b) The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to the investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

               (c) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2  DESIGNATION OF ADMINISTRATIVE AUTHORITY

          The Employer shall be the Administrator. The Employer may appoint any person, including, but not limited to, the Employees of the Employer, to perform the duties of the Administrator. Any person so appointed shall signify acceptance by filing written acceptance with the Employer. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.

2.3  POWERS AND DUTIES OF THE ADMINISTRATOR

          The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish the Administrator's duties under the Plan.

          The Administrator shall be charged with the duties of the general administration of the Plan as set forth under the terms of the Plan, including, but not limited to, the following:

               (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

               (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

               (c) to authorize and direct the Trustee with respect to all discretionary or otherwise directed disbursements from the Trust;

               (d) to maintain all necessary records for the administration of the Plan;

               (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

               (f) to determine the size and type of any Contract to be purchased from any insurer and to designate the insurer from which such Contract shall be purchased. All Policies shall be issued on a uniform basis as of each Anniversary Date with respect to all Participants under similar circumstances;

               (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

               (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

               (i) to prepare and implement a procedure for notifying Participants and Beneficiaries of their rights to elect joint and survivor annuities and Pre-Retirement Survivor Annuities as required by the Act and regulations thereunder;

               (j) to determine the validity of, and take appropriate action with respect to, any qualified domestic relations order received by it; and

               (k) to assist any Participant regarding the Participant's rights, benefits, or elections available under the Plan.

2.4  RECORDS AND REPORTS

          The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.5  APPOINTMENT OF ADVISERS

          The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries.

2.6  PAYMENT OF EXPENSES

          All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, and other specialists and their agents, the costs of any bonds required pursuant to Act Section 412, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.7  CLAIMS PROCEDURE

          Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the application is filed, or such period as is required by applicable law or Department of Labor regulation. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.8  CLAIMS REVIEW PROCEDURE

          Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.7 shall be entitled to request the Administrator to give further consideration to a claim by filing with the Administrator a written request for a hearing. Such request, together with a written statement of the reasons why the claimant believes the claim should be allowed, shall be filed with the Administrator no later than sixty (60) days after receipt of the written notification provided for in Section 2.7. The Administrator shall then conduct a hearing within the next sixty (60) days, at which the claimant may be represented by an attorney or any other representative of such claimant's choosing and expense and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of the claim. At the hearing (or prior thereto upon five
(5) business days written notice to the Administrator) the claimant or the claimant's representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within sixty (60) days of receipt of the appeal (unless there has been an extension of sixty (60) days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the sixty (60) day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE III
                                  ELIGIBILITY

3.1  CONDITIONS OF ELIGIBILITY

          Any Eligible Employee who has completed a six (6) month Period of Service and has attained age twenty and one-half shall be eligible to participate hereunder as of the date such Employee has satisfied such requirements. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

3.2  EFFECTIVE DATE OF PARTICIPATION

          An Eligible Employee shall become a Participant effective as of the first day of the Plan Year next following the date on which such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred or, if later, the date that the Employee would have otherwise entered the Plan had the Employee not terminated employment).

3.3  DETERMINATION OF ELIGIBILITY

          The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.8.

3.4  TERMINATION OF ELIGIBILITY

          In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in the Plan for each Period of Service completed while a noneligible Employee, until such time as the Former Participant's Accrued Benefit shall be forfeited or distributed pursuant to the terms of the Plan.

3.5  REHIRED EMPLOYEES AND BREAKS IN SERVICE

               (a) If any Participant becomes a Former Participant due to severance from employment with the Employer and is reemployed by the Employer, the Former Participant shall become a Participant as of the reemployment date.

               (b) If any Participant becomes a Former Participant due to severance of employment with the Employer and again becomes a Participant, such renewed participation shall not result in duplication of benefits. Accordingly, if such Participant has received a distribution of a Vested Accrued Benefit under the Plan by reason of prior participation (and such distribution has not been repaid to the Plan with interest within a period of the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five
          (5) consecutive 1-Year Breaks in Service commencing after the distribution), the Participant's Accrued Benefit shall be reduced by the

          Actuarial Equivalent (at the date of distribution) of the Present Value of the Accrued Benefit as of the date of distribution. Any repayment by a Participant shall be equal to the total of:

               (1) the amount of the distribution,

               (2) interest on such distribution compounded annually at the rate of five percent (5%) per annum from the date of distribution to the date of repayment or to the last day of the first Plan Year ending on or after December 31,1987, if earlier, and

               (3) interest on the sum of (1) and (2) above compounded annually at the rate of one-hundred-twenty percent (120%) of the federal mid-term rate (as in effect under Code Section 1274 for the first month of a Plan Year) from the beginning of the first Plan Year beginning after December 31,1987 or the date of distribution, whichever is later, to the date of repayment.

3.6  ELECTION NOT TO PARTICIPATE

          An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be irrevocable and communicated to the Employer, in writing, within a reasonable period of time before the beginning of the first Plan Year.

                                   ARTICLE IV
                           CONTRIBUTION AND VALUATION

4.1  PAYMENT OF CONTRIBUTIONS

          No contribution shall be required under the Plan from any Participant. The Employer shall pay to the Trustee from time to time such amounts in cash as the Administrator and Employer shall determine to be necessary to provide the benefits under the Plan determined by the application of accepted actuarial methods and assumptions. The method of funding shall be consistent with Plan objectives.

4.2  ACTUARIAL METHODS

          In establishing the liabilities under the Plan and contributions thereto, the enrolled actuary will use such methods and assumptions as will reasonably reflect the cost of the benefits. The Plan assets are to be valued on the last day of the Plan Year (or on any other date determined by the Administrator) using any reasonable method of valuation mat takes into account fair market value pursuant to Regulations. There must be an actuarial valuation of the Plan at least once every year.

4.3  ROLLOVERS AND PLAN-TO-PLAN TRANSFERS FROM QUALIFIED PLANS

               (a) With the consent of the Administrator, amounts may be transferred (within the meaning of Code Section 414(1)) to this Plan from other tax qualified plans under Code Section 401 (a) by Eligible Employees, provided the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. Prior to accepting any transfers to which this Section applies, the Administrator may require an opinion of counsel that the amounts to be transferred meet the requirements of this Section. The amounts transferred shall be considered an additional Accrued Benefit and set up in a separate account herein referred to as a Participant's Transfer/Rollover Account. Such account shall be fully Vested at all times and shall not be subject to forfeiture for any reason.

                    Except as permitted by Regulations (including Regulation 1.411(d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-l(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer (other than a direct rollover) shall be subject to the distribution limitations provided for in Regulation 1.401(k)-l(d).

               (b) With the consent of the Administrator, the Plan may accept a "rollover" by Eligible Employees, provided the "rollover" will not jeopardize the tax exempt status of the Plan or create adverse tax consequences for the Employer. Prior to accepting any "rollovers" to which this Section applies, the Administrator may require the Employee to establish (by providing opinion of counsel or otherwise) that the amounts to be rolled over to this Plan meet the requirements of this Section. The amounts rolled over shall be set up in a separate account herein referred to as a "Participant's Transfer/Rollover Account." Such account shall be fully Vested at all times and shall not be subject to forfeiture for any reason.

                    For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a), or, any other plans from which distributions are eligible to be rolled over into this Plan pursuant to the Code. The term "rollover" means: (i) amounts transferred to this Plan directly from another qualified plan;
          (ii) distributions received by an Employee from other "qualified plans" which are eligible for tax-free rollover to a "qualified plan" and which are transferred by the Employee to this Plan within sixty
          (60) days following receipt thereof; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another "qualified plan," (B) were eligible for tax-free rollover to a "qualified plan" and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof; (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of receipt thereof from such conduit individual retirement account; and
          (v) any other amounts which are eligible to be rolled over to this Plan pursuant to the Code.

               (c) Amounts in a Participant's Transfer/Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in paragraph (d) of this Section. The Trustee shall have no duty or responsibility to inquire as to the propriety of the amount, value or type of assets transferred, nor to conduct any due diligence with respect to such assets; provided, however, that such assets are otherwise eligible to be held by the Trustee under the terms of this Plan.

               (d) At such date when the Participant or the Participant's Beneficiary shall be entitled to receive benefits, the Participant's Transfer/Rollover Account shall be used to provide additional benefits to the Participant or the Participant's Beneficiary. Additionally, the Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount credited to the Participant's Transfer/Rollover Account (other than any direct or indirect transfers as that term is defined and interpreted under Code
          Section 401(a)(ll) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan. Any distributions of amounts held in a Participant's Transfer/Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 5.7, including, but not limited to, all notice and consent requirements of Code Sections 417 and 41l(a)(l1) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

               (e) The Administrator may direct that Employee transfers and rollovers made after a Valuation Date be segregated into a separate account for each Participant until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund.

               (f) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 41 l(d)(6) protected benefit" as described in Section 8.1.

4.4  QUALIFIED MILITARY SERVICE

          Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service will be provided in accordance with Code
Section 414(u).

                                    ARTICLE V
                                    BENEFITS

5.1  RETIREMENT BENEFITS

               (a) The amount of monthly retirement benefit to be provided for each Participant who retires on the Participant's Normal Retirement Date shall be equal to the Participant's Accrued Benefit (herein called the Participant's Normal Retirement Benefit). A Participant's Accrued Benefit is based on the Participant's Frozen Accrued Benefit and a retirement benefit formula equal to 70% of such Participant's Average Monthly Compensation, offset by 50% of the Primary Insurance Amount the Participant is entitled to immediately subsequent to retirement, computed to the nearest cent. For Participants who are projected to have earned less than 15 Periods of Service as of the end of the Plan Year in which they attain Normal Retirement Age, the percentage of Average Monthly Compensation and the offset percentage shall be reduced by one-fifteenth for each such Period of Service less than 15.

                    Notwithstanding the above, each Participant shall be provided with a monthly retirement benefit of not less than the following:

Date of Termination   Minimum Monthly Retirement Benefit
-------------------   ----------------------------------
1/1/89 to 12/31/93       $ 8.00 times Years of Service
On and after 1/1/94      $18.00 times Years of Service

                    The "Normal Retirement Benefit" of each Participant shall not be less than the largest periodic benefit that would have been payable to the Participant upon separation from service at or prior to Normal Retirement Age under the Plan exclusive of social security supplements, premiums on disability or term insurance, and the value of disability benefits not in excess of the "Normal Retirement Benefit." For purposes of comparing periodic benefits in the same form, commencing prior to and at Normal Retirement Age, the greater benefit is determined by converting the benefit payable prior to Normal Retirement Age into the same form of annuity benefit payable at Normal Retirement Age and comparing the amount of such annuity payments, hi the case of a Top Heavy Plan, the "Normal Retirement Benefit" shall not be smaller than the minimum benefit to which the Employee is entitled under Section 5.2.

               (b) A Participant may elect to retire on an Early Retirement Date. In the event that a Participant makes such an election, such Participant shall be entitled to receive an Early Retirement Benefit equal to the Participant's Accrued Benefit payable at the Participant's Normal Retirement Date. However, if a Participant so elects, such Participant may receive payment of an Early Retirement Benefit commencing on the first day of the month coinciding with or next following the Participant's Early Retirement Date, which Early Retirement Benefit shall equal the greater of (l) the Participant's Accrued Benefit reduced by 1/15th for each of the first five (5) years and l/30th for each of the next five (5) years and reduced actuarially for each additional year thereafter that the first day of the month on which the Participant's Early Retirement Benefit commences precedes the Participant's Normal Retirement Date, or (2) the Actuarial Equivalent of the Participant's Accrued Benefit if such benefit is distributed in a form other than a nondecreasing life annuity payable for a period not less than the life of such Participant.

               (c) The Normal Retirement Benefit payable to a Participant pursuant to this Section 5.1 shall be a monthly pension commencing on the Participant's Retirement Date and continuing for life. If a Retired Participant dies prior to the completion of 120 monthly payments, such monthly payments shall be continued to the Retired Participant's Beneficiary until the monthly payments made to the Retired Participant and to the Beneficiary shall total 120. However, the form of distribution of such benefit shall be determined pursuant to the provisions of Section 5.7.

               (d) At the request of a Participant, the Participant may be continued in employment beyond Normal Retirement Date. In such event, no retirement benefit will be paid to the Participant until the Participant actually retires. At the close of each Plan Year prior to the Participant's actual Retirement Date, a Participant shall be entitled to a retirement benefit equal to the greater of (1) the Actuarial Equivalent of the monthly retirement benefit such Participant was entitled to at the close of the prior Plan Year, or
          (2) the Participant's Accrued Benefit determined at the close of the Plan Year. The monthly retirement benefit calculated pursuant to this
          Section 5.1(d) shall be offset by the actuarial value (determined pursuant to Section 1.3) of the total benefit distributions (pursuant to Section 5.7(e)) made by the close of the Plan Year.

                    Except with respect to a "five (5) percent owner," a Participant's Accrued Benefit is actuarially increased to take into account the period after age 70 1/2 in which the Participant does not receive any benefits under the Plan. The actuarial increase begins on the April 1 following the calendar year in which the Participant attains age 70 1/2 (January 1, 1997 in the case of a Participant who attained age 70 1/2 prior to 1996), and ends on the date on which benefits commence after retirement in an amount sufficient to satisfy Code Section 401(a)(9).

                    The amount of actuarial increase payable as of the end of the period for actuarial increases must be no less than the Actuarial Equivalent of the Participant's retirement benefits that would have been payable as of the date the actuarial increase must commence plus the Actuarial Equivalent of additional benefits accrued after that date, reduced by the Actuarial Equivalent of any distributions made after that date. The actuarial increase is generally the same as, and not in addition to, the actuarial increase required for that same period under Code Section 411 to reflect the delay in payments after normal retirement, except that the actuarial increase required under Code Section 401 (a)(9)(C) must be provided even during the period during which a Participant is in Act Section 203(a)(3)(B) service.

5.2  MINIMUM BENEFIT REQUIREMENT FOR TOP HEAVY PLAN

               (a) The minimum Accrued Benefit derived from Employer contributions to be provided under this Section for each Employee who is a Participant during a Top Heavy Plan Year shall equal the product of (1) one-twelfth (l/12th) of "415 Compensation" averaged over the five (5) consecutive "limitation years" (or actual number of "limitation years," if less) which produce the highest average, and
          (2) the lesser of (i) two percent (2%) multiplied by Periods of Service calculated from the Employee's date of participation and ending on the date such Employee severs employment with the Employer, or (ii) twenty percent (20%), expressed as a single life annuity.

               (b) For purposes of providing the minimum benefit under Code
          Section 416, an Employee who is not a Participant solely because (l) such Employee's Compensation is below a stated amount or (2) such Employee declined to make mandatory contributions (if required) to the Plan will be considered to be a Participant Furthermore, such minimum benefit shall be provided regardless of whether such Employee is employed on a specified date.

               (c) For purposes of this Section, Periods of Service for any Plan Year beginning before January 1, 1984, or for any Plan Year during which the Plan was not a Top Heavy Plan shall be disregarded.

               (d) For purposes of this Section, "415 Compensation" for any "limitation year" ending in a Plan Year which began prior to January 1 ,1984, subsequent to the last "limitation year" during which the Plan is a Top Heavy Plan, or in which the Participant failed to complete a Period of Service, shall be disregarded.

               (e) For the purposes of this Section, "415 Compensation" in excess of $150,000 (or such other amount provided in the Code) shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Calendar Year beginning with such calendar year. If "415 Compensation" for any prior determination period is taken into account in determining a Participant's minimum benefit for the current Plan Year, the "415 Compensation" for such determination period is subject to the applicable annual "415 Compensation" limit in effect for that prior period. For this purpose, in determining the minimum benefit in Plan Years beginning on or after January 1, 1989, the annual "415 Compensation" limit in effect for determination periods beginning before that date is $200,000 (or such other amount as adjusted for increases in the cost of living in accordance with Code Section 415(d) for determination periods beginning on or after January 1, 1989, and in accordance with Code Section 401(a)(17)(B) for determination periods beginning on or after January 1, 1994). For determination periods beginning prior to January 1, 1989, the $200,000 limit shall apply only for Top Heavy Plan Years and shall not be adjusted. For any short Calendar Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Calendar Year begins multiplied by the ratio obtained by dividing the number of full months in the short Calendar Year by twelve (12).

               (f) If Section 5.1(c) provides for the Normal Retirement Benefit to be paid in a form other than a single life annuity, the Accrued Benefit under this Section shall be the Actuarial Equivalent of the minimum Accrued Benefit under (a) above pursuant to Section 1.3.

               (g) If payment of the minimum Accrued Benefit commences at a date other than Normal Retirement Date, the minimum Accrued Benefit shall be the Actuarial Equivalent of the minimum Accrued Benefit commencing at Normal Retirement Date pursuant to Section 1.3.

               (h) If an Employee participates in this Plan and a defined contribution plan included in a Required Aggregation Group which is top heavy, the minimum benefits shall be provided under this Plan.

               (i) To the extent required to be nonforfeitable under Section 5.6, the minimum Accrued Benefit under this Section may not be forfeited under Code Section 411(a)(3)(B) or Code Section 411(a)(3)(D).

5.3  PAYMENT OF RETIREMENT BENEFITS

          When a Participant retires, the Administrator shall immediately take pursuant to the Plan all necessary steps and execute all required documents to cause the payment of the Participant's Accrued Benefit pursuant to the Plan.

5.4  DISABILITY RETIREMENT BENEFITS

               (a) If a Participant becomes Totally and Permanently Disabled pursuant to Section 1.55 prior to retirement or separation from service, and such condition continues for a period of six (6) consecutive months and by reason thereof such Participant's status as an Employee ceases, then said disabled Participant shall be entitled to receive the Actuarial Equivalent of the Participant's Accrued Benefit. In the event of a Participant's Total and Permanent Disability, the Administrator shall direct the Trustee to commence payment of the benefits payable hereunder pursuant to the provisions of Sections 5.7 and 5.9 as though the Participant had retired.

               (b) The benefit payable pursuant to (a) above shall be computed as of the Anniversary Date subsequent to termination of employment.

               (c) In the event of the Terminated Participant's Total and Permanent Disability subsequent to termination of employment, the Terminated Participant (or the Terminated Participant's Beneficiary) shall receive the Actuarial Equivalent of such Terminated Participant's Vested Accrued Benefit pursuant to the provisions of Sections 5.7 and 5.9 as though the Terminated Participant had retired.

5.5  DEATH BENEFITS

               (a) If a Participant dies prior to the Participant's Retirement Date, his accrued benefit shall become 100% vested. Such Participant's Beneficiary shall receive a monthly benefit provided by the greater of:

               (1) Present value of the Accrued Benefit; or

               (2) 100 times such Participant's anticipated Normal Retirement Benefit pursuant to Section 5.1 and assuming that the Participant's compensation at the date of death continues on to his Normal Retirement Date.

               (b) Death benefits payable by reason of the death of a Participant or a Retired Participant shall be paid to such Participant's Beneficiary in accordance with the following provisions:

               (1) Such death benefit shall not exceed 100 times the Participant's anticipated monthly retirement benefit determined as of the Participant's

               Normal Retirement Date. Any amounts in excess shall inure to the Trust Fund and be used to reduce the future contributions of the Employer.

               (2) Upon the death of a Participant subsequent to the Participant's Retirement Date, but prior to the Annuity Starting Date, the Participant's Beneficiary shall be entitled to a death benefit in an amount equal to the Actuarial Equivalent of the benefit the Participant would have received at the Participant's Retirement Date.

               (3) Upon the death of a Participant subsequent to the Annuity Starting Date, the Participant's Beneficiary shall be entitled to whatever death benefit may be available under the settlement arrangements pursuant to which the Participant's benefit is made payable.

               (4) In the event of a Terminated Participant's death subsequent to the Participant's termination of employment, the Participant's Beneficiary shall receive the Present Value of such Participant's Vested Accrued Benefit as of the Anniversary Date coinciding with or next following the date of the Participant's death.

               (c) The Administrator may require such proper proof of death and such evidence of the right of any person to receive the death benefit payable as a result of the death of a Participant as the Administrator may deem desirable. The Administrator's determination of death and the right of any person to receive payment shall be conclusive.

               (d) Unless otherwise elected in the manner prescribed in Section 5.8, the Beneficiary of that portion of the death benefit necessary to fund the "minimum spouse's death benefit" shall be the Participant's surviving spouse, who shall receive such benefit in the form of a Pre-Retirement Survivor Annuity pursuant to Section 5.8. Except, however, the Participant may designate a Beneficiary other than the surviving spouse to receive the Actuarial Equivalent of the "minimum spouse's death benefit" if:

               (1) the Participant and the Participant's spouse have validly waived the Pre-Retirement Survivor Annuity in the manner prescribed in Section 5.8, and the spouse has waived the right to be the Participant's Beneficiary, or

               (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no qualified domestic relations order which provides otherwise), or

               (3) the Participant has no spouse, or

               (4) the spouse cannot be located.

                    In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke a designation of a Beneficiary or change a Beneficiary by filing written (or in such other form as permitted by the Internal Revenue Service) notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing (or in such other form as permitted by the Internal Revenue Service) to any change in Beneficiary of that portion of the death benefit that would otherwise be paid as a Pre-Retirement Survivor Annuity unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. That portion of the death benefit remaining after the "minimum spouse's death benefit" shall be paid to the Participant's designated Beneficiary pursuant to Section 5.8. In the event no valid designation of Beneficiary exists, or if the Beneficiary is not alive, at the time of the Participant's death, the death benefit shall be payable to the Participant's estate. Additionally, if the Beneficiary does not predecease the Participant, but dies prior to the distribution of the death benefit, the death benefit will be paid to the Beneficiary's estate.

               (e) The benefit payable under this Section shall be paid pursuant to the provisions of Sections 5.8 and 5.9.

               (f) In no event shall the death benefit payable to a surviving spouse be less than the Actuarial Equivalent of the "minimum spouse's death benefit."

               (g) For the purposes of this Section, the "minimum spouse's death benefit" means a death benefit for a Vested married Participant payable in the form of a Pre-Retirement Survivor Annuity. Such annuity payments shall be equal to the amount which would be payable as a survivor annuity under the joint and survivor annuity provisions of the Plan if:

               (1) in the case of a Participant who dies after the Earliest Retirement Age, such Participant had retired with an immediate joint and survivor annuity on the day before the Participant's date of death, or

               (2) in the case of a Participant who dies on or before the Earliest Retirement Age, such Participant had:

                    (i) separated from service on the earlier of the actual time of separation or the date of death,

                    (ii) survived to the Earliest Retirement Age,

                    (iii) retired with an immediate joint and survivor annuity at the Earliest Retirement Age based on the Participant's Vested Accrued Benefit on date of death, and

                    (iv) died on the day after the day on which said Participant would have attained the Earliest Retirement Age.

5.6  TERMINATION OF EMPLOYMENT BEFORE RETIREMENT

               (a) Payment to a Former Participant of the Vested portion of such Former Participant's Accrued Benefit, unless such Former Participant otherwise elects, shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (1) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (2) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (3) the date the Participant terminates service with the Employer.

                    However, the Administrator shall, at the election of the Participant, direct earlier payment of the Vested portion of the Participant's Accrued Benefit. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 5.7, including, but not limited to, notice and consent requirements of Code Sections 417 and 41l(a)(l1) and the Regulations thereunder.

                    However, the Administrator shall direct the earlier payment of the entire Vested portion of the Present Value of Accrued Benefit, but only if it does not exceed $5,000 ($3,500 for Plan Years beginning prior to January 1, 1998, but for distributions after March 28,2005, the $5000 amount shall be reduced to $1000).

                    That portion of a Terminated Participant's Accrued Benefit that is forfeited shall be used only to reduce future costs of the Plan at such time as it becomes a forfeiture.

               (b) A Participant shall become fully Vested in the Participant's Accrued Benefit immediately upon entry into the Plan.

               (c) A Participant with at least three (3) whole year Periods of Service as of the expiration date of the election period may elect to have the nonforfeitable percentage computed under the Plan without regard to such amendment and restatement. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

               (1) the adoption date of the amendment,

               (2) the effective date of the amendment, or

               (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

                    Except, however, any Employee who was a Participant as of the later of the effective date or adoption date of this amendment and restatement and who completed three (3) whole year Periods of Service shall be subject to the pre-amendment vesting schedule provided such schedule is more liberal than the new vesting schedule.

 Pre-Amendment Vesting Schedule
-------------------------------
Periods of Service   Percentage
------------------   ----------
         1                0%
         2                0%
         3                0%
         4                0%
         5              100%
         6              100%
         7              100%

               (d) The computation of a Participant's nonforfeitable percentage of such Participant's interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, or if the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to a top heavy vesting schedule, then each Participant with at least three (3) whole year Periods of Service as of the expiration date of the election period may elect to have such Participant's nonforfeitable percentage computed under the Plan without regard to such amendment or change. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end sixty (60) days after the latest of:

               (1) the adoption date of the amendment,

               (2) the effective date of the amendment, or

               (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

5.7  DISTRIBUTION OF BENEFITS

               (a)(l) Unless otherwise elected as provided below, a Participant who is married on the Annuity Starting Date and who does not die before the Annuity Starting Date shall receive the value of all of such Participant's benefits in the form of a joint and survivor annuity. The joint and survivor annuity is an annuity that commences immediately and shall be the Actuarial Equivalent of a single life annuity. Such joint and survivor benefits following the Participant's death shall continue to the spouse during the spouse's lifetime at a rate equal to fifty percent (50%) of the rate at which such benefits were payable to the Participant. This joint and fifty percent (50%) survivor annuity shall be considered the designated qualified joint and survivor annuity and automatic form of payment for the purposes of this Plan. An unmarried Participant shall receive the value of such Participant's benefit in the form of a life annuity. Such unmarried Participant, however, may elect in writing to waive the life annuity. The election must comply with the provisions of this Section as if it were an election to waive the joint and survivor annuity by a married Participant, but without the spousal consent requirement. The joint and survivor annuity and the life annuity form of distribution shall be the Actuarial Equivalent of the benefits due the Participant.

               (2) Any election to waive the joint and survivor annuity must be made by the Participant in writing (or in such other form as permitted by the Internal Revenue Service) during the election period and be consented to in writing (or in such other form as permitted by the Internal Revenue Service) by the Participant's spouse. If the spouse is legally incompetent to give consent, the spouse's legal guardian, even if such guardian is the Participant, may give consent. Such election shall designate a Beneficiary (or a form of benefits) that may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without the requirement of further consent by the spouse). Such spouse's consent shall be irrevocable and must acknowledge the effect of such election and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Regulations. The election made by the Participant and consented to by such Participant's spouse may be revoked by the Participant in writing (or in such other form as permitted by the Internal Revenue Service) without the consent of the spouse at any time during the election period. A revocation of a prior election shall cause the Participant's benefits to be distributed as a joint and survivor annuity. The number of revocations shall not be limited. Any new election must comply with the requirements of this paragraph. A former spouse's waiver shall not be binding on a new spouse.

               (3) The election period to waive the joint and survivor annuity shall be the ninety (90) day period ending on the Annuity Starting Date.

               (4) For purposes of this Section, spouse or surviving spouse means the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Code Section 414(p).

               (5) With regard to the election, the Administrator shall provide to the Participant no less than thirty (30) days and no more than ninety (90) days before the Annuity Starting Date a written (or in such other form as permitted by the Internal Revenue Service) explanation of:

                    (i) the terms and conditions of the joint and survivor annuity,

                    (ii) the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity,

                    (iii) the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity, and

                    (iv) the right of the Participant to revoke such election, and the effect of such revocation.

               (6) Notwithstanding the above, if the Participant elects (with spousal consent, if applicable) to waive the requirement that the explanation be provided at least thirty (30) days before the Annuity Starting Date, the election period shall be extended to the thirtieth (30th) day after the date on which such explanation is provided to the Participant, unless the thirty (30) day period is waived pursuant to the following provisions.

                    Any distribution provided for in this Section 5.7 may
               commence less than thirty (30) days after the notice required by Code Section 417(a)(3) is given provided the following requirements are satisfied:

                    (i) the Administrator clearly informs the Participant that the Participant has a right to a period of thirty (30) days after receiving the notice to consider whether to waive the joint and survivor annuity and to elect (with spousal consent) to a form of distribution other than a joint and survivor annuity;

                    (ii) the Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the seven (7) day period that begins the day after the explanation of the joint and survivor annuity is provided to the Participant;

                    (iii) the Annuity Starting Date is after the date that the explanation of the joint and survivor annuity is provided to the Participant. However, the Annuity Starting Date may be before the date that any affirmative distribution election is made by the Participant and before the date that the distribution is permitted to commence under (iv) below; and

                    (iv) distribution in accordance with the affirmative election does not commence before the expiration of the seven (7) day period that begins the day after the explanation of the joint and survivor annuity is provided to the Participant.

               (b) In the event a married Participant duly elects pursuant to paragraph (a)(2) above not to receive benefits in the form of a joint and survivor annuity, or if such Participant is not married, in the form of a life annuity, the

          Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or such Participant's Beneficiary an amount which is the Actuarial Equivalent of the monthly retirement benefit provided in Section 5.1(c) in one or more of the following methods:

               (1) One lump-sum payment in cash.

               (2) Payments over a period certain in monthly, quarterly, semiannual, or annual cash installments. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and the Participant's designated Beneficiary).

               (3) Monthly pension payable over the life of the Participant.

               (4) Reduced monthly pension payable over the life of the Participant, with the provision that, if a Retired Participant dies prior to the completion of 120 monthly payments, such monthly payments shall be continued to the Retired Participant's designated Beneficiary until the monthly payments made to the Retired Participant and to the Beneficiary shall total 120.

               (5) Reduced monthly pension payable over the life of the Participant and the life of the Participant's designated Beneficiary (50% joint and survivor annuity).

               However, any such annuity may not be in any form that will provide for payments over a period extending beyond either the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or the life expectancy of the Participant (or the life expectancy of the Participant and the Participant's designated Beneficiary).

               (c) The present value of a Participant's joint and survivor annuity derived from Employer and Employee contributions may not be paid without the Participant's and the Participant's spouse's written (or in such form as permitted by the Internal Revenue Service) consent if the value exceeds $5,000 ($3,500 for Plan Years beginning prior to January 1, 1998, but for distributions after March 28, 2005, the $5000 amount shall be reduced to $1000) and the benefit is "immediately distributable." However, spousal consent is not required if the distribution will be made in the form of a joint and survivor annuity and the benefit is "immediately distributable." A benefit is "immediately distributable" if any part of the benefit could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of the Participant's Normal Retirement Age or age 62. Any consent required by this Section 5.7(c) must be obtained not more than ninety
          (90) days before commencement of the distribution and shall be made in a manner consistent with Section 5.7(a)(2).

                    If the value of the Participant's benefit derived from Employer and Employee contributions does not exceed $5,000 ($3,500 for Plan Years beginning prior to January 1, 1998, but for distributions after March 28, 2005, the $5000 amount shall be reduced to $1000), then the Administrator shall direct the Trustee to immediately distribute such benefit in a lump sum without the Participant's and the Participant's spouse's written consent. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the Participant and the Participant's spouse consent in writing (or in such form as permitted by the Internal Revenue Service) to such distribution.

               (d) The following rules will apply to the consent requirements set forth in subsection (c):

               (1) No consent shall be valid unless the Participant has received a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan that would satisfy the notice requirements of Code
               Section 417.

               (2) The Participant must be informed of the right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 5.7(e).

               (3) Notice of the rights specified under this paragraph shall be provided no less than thirty (30) days and no more than ninety
               (90) days before the Annuity Starting Date.

               Notwithstanding the above, the Annuity Starting Date may be a date prior to the date the explanation is provided to the Participant if the distribution does not commence until at least thirty (30) days after such explanation is provided, subject to the waiver of the thirty (30) day period as provided for in
               Section 5.7(a)(6).

               (4) Written (or such other form as permitted by the Internal Revenue Service) consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than ninety (90) days before the Annuity Starting Date.

               (5) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                    Any such distribution may commence less than thirty (30) days, subject to Section 5.7(a)(5), after the notice required under Regulation 1.411(a)-ll(c) is given, provided that: (l) the Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

               (e) Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits, whether under the Plan or through the purchase of an annuity contract, shall be made in accordance with the following requirements and shall otherwise comply with Code Section 40 l(a)(9) and the Regulations thereunder (including Regulation 1.401
          (a)(9)-2), the provisions of which are incorporated herein by reference:

               (1) A Participant's benefits shall be distributed or must begin to be distributed not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Such distributions shall be equal to or greater than any required distribution.

               Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding paragraph and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and the Participant's designated Beneficiary) in accordance with Regulations.

               (2) Distributions to a Participant and the Participant's Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

                    With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Code Section 40 l(a)(9) in accordance with the Regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final Regulations under Code Section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

               (f) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

               (g) All annuity Contracts under this Plan shall be non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

5.8  DISTRIBUTION OF BENEFITS UPON DEATH

               (a) Unless otherwise elected as provided below, a Vested Participant who dies before the Annuity Starting Date and who has a surviving spouse shall have that portion of the death benefit necessary to fund the "minimum spouse's death benefit" paid to the surviving spouse in the form of a Pre-Retirement Survivor Annuity. The Participant's spouse may direct that payment of the Pre-Retirement Survivor Annuity commence within a reasonable period after the Participant's death (but not later than the month in which the Participant would have attained the Earliest Retirement Age under the Plan if the Participant dies on or before the Earliest Retirement
          Age). If the spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained the later of Normal Retirement Age or age 62. However, the spouse may elect a later commencement date, subject to the rules specified in Section 5.8(g).

               (b) Any election to waive the Pre-Retirement Survivor Annuity before the Participant's death must be made by the Participant in writing (or in such other form as permitted by the Internal Revenue Service) during the election period and shall require the spouse's irrevocable consent in the same manner provided for in Section 5.7(a)(2). Further, the spouse's consent must acknowledge the specific nonspouse Beneficiary. Notwithstanding the foregoing, the nonspouse Beneficiary need not be acknowledged, provided the consent of the spouse acknowledges that the spouse has the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elects to relinquish such right.

               (c) The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age thirty-five (35) and end on the date of the Participant's death. An earlier waiver (with spousal consent) may be made provided a written (or in such other form as permitted by the Internal Revenue Service) explanation of the Pre-Retirement Survivor Annuity is given to the Participant and such waiver becomes invalid at the beginning of the Plan Year in which the Participant turns age thirty-five (35). In the event a Vested Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service.

               (d) With regard to the election, the Administrator shall provide each Participant within the applicable period, with respect to such Participant (and consistent with Regulations), a written (or in such other form as permitted by the Internal Revenue Service) explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required pursuant to Section 5.7(a)(5). For the purposes of this paragraph, the term "applicable period" means, with respect to a Participant, whichever of the following periods ends last:

               (1) The period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35);

               (2) A reasonable period after the individual becomes a Participant;

               (3) A reasonable period ending after the Plan no longer fully subsidizes the cost of the Pre-Retirement Survivor Annuity with respect to the Participant;

               (4) A reasonable period ending after Code Section 401(a)(11) applies to the Participant; or

               (5) A reasonable period after separation from service in the case of a Participant who separates before attaining age thirty-five
               (35). For this purpose, the Administrator must provide the explanation beginning one (1) year before the separation from service and ending one (1) year after such separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

                    For purposes of applying this Section 5.8(d), a reasonable period ending after the enumerated events described in paragraphs (2),
          (3) and (4) is the end of the two (2) year period beginning one (1) year prior to the date (he applicable event occurs, and ending one (1) year after that date.

               (e) If the present value of the Pre-Retirement Survivor Annuity derived from Employer and Employee contributions does not exceed $5,000 ($3,500 for Plan Years beginning prior to January 1, 1998, but for distributions after March 28, 2005, the $5000 amount shall be reduced to $1000), then the Administrator shall direct the immediate distribution of the present value of the Pre-Retirement Survivor Annuity to the Participant's spouse. No distribution may be made under the preceding sentence after the Annuity Starting Date unless the spouse consents in writing (or in such other form as permitted by the Internal Revenue Service) to such distribution. If the value exceeds $5,000 ($3,500 for Plan Years beginning prior to January 1, 1998, but for distributions after March 28, 2005, the $5000 amount shall be reduced to $1000), then an immediate distribution of the entire amount of the Pre-Retirement Survivor Annuity may be made to the surviving spouse, provided such surviving spouse consents in writing (or in such other form as permitted by the Internal Revenue Service) to such distribution. Any consent required under this paragraph must be obtained not more than ninety (90) days before commencement of the distribution and shall be made in a manner consistent with Section 5.7(a)(2).

                    The present value in this regard shall be determined as provided in Section 1.45. Notwithstanding the foregoing, the present value of the Pre-Retirement Survivor Annuity shall be determined as provided in Section 1.45.

               (f)(l) To the extent the death benefit is not paid in the form of a Pre-Retirement Survivor Annuity, it shall be paid to the Participant's Beneficiary in one of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by the Participant's Beneficiary):

                    (i) One lump-sum payment in cash.

                    (ii) Payment in monthly, quarterly, semi-annual, or annual cash installments over a period to be determined by the Participant or the Participant's Beneficiary. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

                    (iii) Monthly pension payable over the life of the Participant's Beneficiary.

                    (iv) Reduced monthly pension payable over the life of the Participant's designated Beneficiary, with the provision that, if the Participant's designated Beneficiary dies prior to the completion of 120 monthly payments, such monthly payments shall be continued to the Participant's beneficiary until the monthly payments made to the Participant's designated Beneficiary and the Participant's beneficiary shall total 120.

               (2) In the event the death benefit payable pursuant to Section
               5.5 is payable in installments, then, upon the death of the Participant, the Administrator may direct the Trustee to segregate the death benefit into a separate account, and the Trustee shall invest such segregated account separately, and the funds accumulated in such account shall be used for the payment of the installments.

               (3) Notwithstanding the above, if the death benefit payable pursuant to Section 5.5 is payable in an annuity, payments shall be subject to the rules specified in Section 5.8(g).

                    If death benefits in excess of the Pre-Retirement Survivor Annuity are to be paid to the surviving spouse, such benefits may be paid pursuant to (1) and (2) above, or used to purchase an annuity so as to increase the payments made pursuant to the Pre-Retirement Survivor Annuity.

               (g) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined, pursuant to Regulations, that the distribution of a Participant's interest has begun and the Participant dies before the entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 5.7 as of the date of death. If a Participant dies before receiving any distributions of the interest in the Plan or before distributions are deemed to have begun pursuant to Regulations, then the death benefit shall be distributed to the Participant's Beneficiaries by December 31st of the calendar year in which the fifth anniversary of the Participant's date of death occurs.

                    However, in the event that the Participant's spouse (determined as of the date of the Participant's death) is the designated Beneficiary, then in lieu of the preceding rules, distributions must be made over the life of the spouse (or over a period not extending beyond the life expectancy of the spouse) and must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

               (h) For purposes of this Section, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

               (i) For purposes of this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

5.9  TIME OF SEGREGATION OR DISTRIBUTION

          Except as limited by Sections 5.7 and 5.8, whenever the Trustee is to make a distribution or to commence a series of payments the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the tenth
(10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates service with the Employer.

          Notwithstanding the foregoing, the failure of a Participant and, if applicable, the Participant's spouse, to consent to a distribution that is "immediately distributable" (within the meaning of Section 5.7), shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

5.10 DISTRIBUTION FOR MINOR OR INCOMPETENT BENEFICIARY

          In the event a distribution is to be made to a minor or incompetent Beneficiary, then the Administrator may direct that such distribution be paid to the legal guardian, or if none in the case of a minor Beneficiary, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said

Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

5.11 LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

          In the event that all, or any portion, of the distribution payable to a Participant or Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or Beneficiary, the amount so distributable shall be forfeited and shall be used to reduce the cost of the Plan. Notwithstanding the foregoing, if the value of a Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000 ($3,500 for Plan Years beginning prior to January 1, 1998, but for distributions after March 28, 2005, the $5000 amount shall be reduced to $1000), then the amount distributable may, in the sole discretion of the Administrator, either be treated as a forfeiture, or be paid directly to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) at the time it is determined that the whereabouts of the Participant or the Participant's Beneficiary cannot be ascertained. In the event a Participant or Beneficiary is located subsequent to the benefit being forfeited, such benefit shall be restored unadjusted for earnings or losses. However, regardless of the preceding, a benefit which is lost by reason of escheat under applicable state law is not treated as a forfeiture for purposes of this Section nor as an impermissable forfeiture under the Code.

5.12 EFFECT OF SOCIAL SECURITY ACT

          Benefits being paid to a Participant or Beneficiary under the terms of the Plan may not be decreased by reason of any post-separation Social Security benefit increases or by the increase of the Social Security wage base under Title II of the Social Security Act. Benefits to which a Former Participant has a Vested interest may not be decreased by reason of an increase in a benefit level or wage base under Title II of the Social Security Act.

5.13 LIMITATIONS ON DISTRIBUTIONS

          In the event a Participant receives a distribution of the Vested Accrued Benefit prior to Normal Retirement Age (determined without regard to any years of participation), the excess/offset percentage, whichever is applicable in Section 5.1 (a), shall be limited to .75/26.25%, whichever is applicable, reduced l/15th for each of the first five (5) years and l/30th for each of the next five (5) years and reduced actuarially for each additional year thereafter that the date on which the benefit commences precedes the Participant's Social Security Retirement Age. With respect to benefits commencing prior to the Participant attaining age 55, the .75/26.25% shall be further reduced (on a monthly basis to reflect the month in which benefits commence) to a percentage that is the Actuarial Equivalent of the .75/26.25% (as reduced in accordance with the preceding sentence) applicable to a benefit commencing in the month in which the Participant attains age 55. For purposes of this paragraph, a benefit commences on the first day of the period for which the benefit is paid. Notwithstanding the above, if such benefit is distributed in a form other than a nondecreasing life annuity payable for a period not less than the life of such Participant and the

Actuarial Equivalent of the Vested Accrued Benefit of such Participant attributable to .75/26.25% is greater than the benefit calculated above, such amount shall be the benefit limitation.

5.14 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

          All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the Earliest Retirement Age. For the purposes of this Section, "alternate payee" and "qualified domestic relations order" shall have the meaning set forth under Code
Section 4l4(p).

5.15 LIMITATION OF BENEFITS ON TERMINATION

               (a) Benefits distributed to any of the twenty-five (25) Highly Compensated Participants with the greatest compensation in the current or prior year are restricted such that the monthly payments are no greater than an amount equal to the monthly payment that would be made on behalf of such individual under a straight life annuity that is the Actuarial Equivalent of the sum of the individual's Accrued Benefit, the individual's other benefits under the Plan (other than a social security supplement within the meaning of Regulation 1.411(a)-7(c)(4)(ii)), and the amount the individual is entitled to receive under a social security supplement. However, the limitation of this Section 5.15 shall not apply if:

               (1) after payment of the benefit to an individual described above, the value of Plan assets equals or exceeds one-hundred-ten percent (110%) of the value of current liabilities, as defined in Code Section 412(1)(7);

               (2) the value of the benefits for an individual described above is less than 1 percent of the value of current liabilities before distribution; or

               (3) the value of the benefits payable under the Plan to an individual described above does not exceed $5,000 ($3,500 for Plan Years beginning prior to January 1, 1998, but for distributions after March 28, 2005, the $5000 amount shall be reduced to $1000).

               (b) For purposes of this Section, benefit includes any periodic income, any withdrawal values payable to a living Participant, and any death benefits not provided for by insurance on the individual's life.

               (c) An individual's otherwise restricted benefit may be distributed in full to the affected individual if, prior to receipt of the restricted amount, the individual enters into a written agreement with the Administrator to secure repayment to the Plan of the restricted amount. The restricted amount is the excess of the amounts distributed to the individual (accumulated with reasonable interest) over the amounts that could have been distributed to the individual under the straight life annuity described above (accumulated with reasonable interest). The individual may secure repayment of the restricted amount upon distribution by:

               (1) entering into an agreement for promptly depositing in escrow with an acceptable depositary, property having a fair market value equal to at least one-hundred-twenty-five percent (125%) of the restricted amount;

               (2) providing a bank letter of credit in an amount equal to at least one-hundred percent (100%) of the restricted amount; or

               (3) posting a bond equal to at least one-hundred percent (100%) of the restricted amount. The bond must be furnished by an insurance company, bonding company or other surety for federal bonds.

               (d) The escrow arrangement may permit an individual to withdraw from escrow amounts in excess of one-hundred-twenty-five percent (125%) of the restricted amount. If the market value of the property in an escrow account falls below one-hundred-ten percent (110%) of the remaining restricted amount, the individual must deposit additional property to bring the value of the property held by the depositary up to one-hundred-twenty-five percent (125%) of the restricted amount. The escrow arrangement may provide that the individual has the right to receive any income from the property placed in escrow, subject to the individual's obligation to deposit additional property, as set forth in the preceding sentence.

               (e) A surety or bank may release any liability on a bond or letter of credit in excess of one-hundred percent (100%) of the restricted amount.

               (f) If the Administrator certifies to the depositary, surety or bank that the individual (or the individual's estate) is no longer obligated to repay any restricted amount, a depositary may deliver to the individual any property held under an escrow arrangement, and a surety or bank may release any liability on an individual's bond or letter of credit.

                                   ARTICLE VI
                          CODE SECTION 415 LIMITATIONS

6.1  ANNUAL BENEFIT

          For purposes of this Article, "annual benefit" means the benefit payable annually under the terms of the Plan (exclusive of any benefit not required to be considered for purposes of applying the limitations of Code
Section 415 to the Plan) payable in the form of a straight life annuity with no ancillary benefits. If the benefit under the Plan is payable in any other form, the

"annual benefit" shall be adjusted to the equivalent of a straight life annuity pursuant to Section 6.3(c).

6.2  MAXIMUM ANNUAL BENEFIT

               (a) Notwithstanding the foregoing and subject to the exceptions below, the maximum "annual benefit" payable to a Participant under this Plan in any "limitation year" shall equal the lesser of: (1) $90,000 payable as a straight life annuity, or (2) one hundred percent (100%) of the Participant's "415 Compensation" averaged over the three consecutive "limitation years" (or actual number of "limitation years" for Employees who have been employed for less than three consecutive "limitation years") during which the Employee had the greatest aggregate "415 Compensation" from the Employer.

               (b) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Calendar Year. All qualified plans maintained by the Employer must use the same "limitation year." If the "limitation year" is amended to a different twelve (12) consecutive month period, the new "limitation year" must begin on a date within the "limitation year" in which the amendment is made.

               (c) Notwithstanding anything in this Article to the contrary, if the Plan was in existence on May 6, 1986, and had complied at all times with the requirements of Code Section 415, the maximum "annual benefit" for any individual who is a Participant as of the first day of the "limitation year" beginning after December 31, 1986, shall not be less than the "current accrued benefit." "Current accrued benefit" shall mean a Participant's Accrued Benefit under the Plan, determined as if the Participant had separated from service as of the close of the last "limitation year" beginning before January 1, 1987, when expressed as an annual benefit within the meaning of Code Section 415(b)(2). In determining the amount of a Participant's "current accrued benefit," the following shall be disregarded: (1) any change in the terms and conditions of the Plan after May 5, 1986; and (2) any cost of living adjustment occurring after May 5, 1986.

               (d) The dollar limitation under Code Section 415(b)(l)(A) stated in paragraph (a)(l) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1st of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

               (e) The limitation stated in paragraph (a)(2) above for Participants who have separated from service with a non-forfeitable right to an Accrued Benefit shall be automatically adjusted by multiplying such limitation by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d) in such manner as the Secretary shall prescribe. The adjusted limitation shall apply to "limitation years" ending with or within the calendar year of the date of the adjustment.

               (f) For the purpose of this Article, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

                    If a Participant is, or has ever been, a participant in more than one defined benefit plan maintained by the Employer, the sum of the Participant's "annual benefits" from all such plans may not exceed the maximum "annual benefit" of this Section 6.2. Where the Participant's Employer-provided benefits under all defined benefit plans ever maintained by the Employer (determined as of the same age) would exceed the maximum "annual benefit" applicable at that age, the Employer will reduce the rate of accrual in this Plan to the extent necessary so that the total "annual benefit" payable at any time under such plans will not exceed the maximum "annual benefit."

               (g) For the purpose of this Article, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)) or is a member of an affiliated service group (as defined by Code Section 414(m)), all Employees of such Employers shall be considered to be employed by a single Employer.

               (h) If this is a plan described in Code Section 413(c) (other than a plan described in Code Section 413(f)), then all of the benefits or contributions attributable to a Participant from all of the Employers maintaining this Plan shall be taken into account in applying the limits of this Article with respect to such Participant. Furthermore, in applying the limitations of this Article with respect to such a Participant, the total "415 Compensation" received by the Participant from all of the Employers maintaining the Plan shall be taken into account.

               (i) Notwithstanding anything contained in this Article to the contrary, the limitations, adjustments and other requirements prescribed in this Article shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder.

6.3  ADJUSTMENTS TO ANNUAL BENEFIT AND LIMITATIONS

               (a) If the "annual benefit" begins before the Participant's Social Security Retirement Age, but on or after age 62, the $90,000 limitation shall be reduced by: (1) in the case of a Participant whose Social Security Retirement Age is 65, 5/9 of 1% for each month by which benefits commence before the month in which the Participant attains age 65, or (2) in the case of a Participant whose Social Security Retirement Age is greater than 65, 5/9 of 1% for each of the first 36 months and 5/12 of 1% for each additional month (up to 24) by which benefits commence before the month in which the Participant attains Social Security Retirement Age. If the "annual benefit" begins before age 62, the $90,000 limitation shall be the actuarial equivalent of the Participant's limitation for benefits commencing at age 62, reduced for each month by which benefits commence before the month in which the Participant attains age 62.

                    In order to determine actuarial equivalence for this purpose, the lesser of the equivalent amount computed using the Plan interest rate and Plan mortality table (or other tabular factor) and the amount computed using five percent (5%) interest and the "Applicable Mortality Table" shall be used. The mortality decrement shall be ignored to the extent that a forfeiture does not occur at death.

               (b) If the "annual benefit" begins after the Participant's Social Security Retirement Age the $90,000 limitation shall be increased so that it is the actuarial equivalent of the $90,000 limitation at the Participant's Social Security Retirement Age. In order to determine actuarial equivalence for this purpose, the lesser of the equivalent amount computed using the Plan interest rate and Plan mortality table (or other tabular factor) used for actuarial equivalence for late retirement benefits under the Plan and the equivalent annual amount computed using five percent (5%) and the "Applicable Mortality Table" shall be used. The mortality decrement shall be ignored to the extent that a forfeiture does not occur at death.

               (c) For purposes of adjusting the "annual benefit" to a straight life annuity, the equivalent "annual benefit" shall be the greater of the equivalent "annual benefit" computed using the Plan interest rate and Plan mortality table (or other tabular factor) and the equivalent "annual benefit" computed using five percent (5%) interest rate assumption and the "Applicable Mortality Table." If the "annual benefit" is paid in a form other than a nondecreasing life annuity payable for a period not less than the life of a Participant or, in the case of a Pre-Retirement Survivor Annuity, the life of the surviving spouse, the "Applicable Interest Rate" shall be substituted for five percent (5%) in the preceding sentence.

               (d) For purposes of Sections 6.1, 6.3(a) and 6.3(b), no adjustments under Code Section 415(d) shall be taken into account before the "limitation year" for which such adjustment first takes effect.

               (e) For purposes of Section 6.1, no actuarial adjustment to the benefit is required for (1) the value of a qualified joint and survivor annuity, (2) benefits that are not directly related to retirement benefits (such as a qualified disability benefit, pre-retirement death benefits, and post-retirement medical benefits), and (3) the value of post-retirement cost-of-living increases made in accordance with Code Section 415(d) and Regulation 1.415-3(c)(2)(iii). The "annual benefit" does not include any benefits attributable to Employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Employer.

6.4  ANNUAL BENEFIT NOT IN EXCESS OF $10,000

          This Plan may pay an "annual benefit" to any Participant in excess of the Participant's maximum "annual benefit" if the "annual benefit" derived from Employer contributions under this Plan and all other defined benefit plans maintained by the Employer does not in the aggregate exceed $10,000 for the "limitation year" or for any prior "limitation year" and the Employer has not at any time maintained a defined contribution plan, a welfare benefit fund under which amounts attributable to post-retirement medical benefits are allocated to separate accounts of key employees (as defined in Code Section 419(A)(d)(3)), or an individual medical account in which the Participant participated. For purposes of this paragraph, if this Plan provides for voluntary or mandatory Employee contributions, such contributions will not be considered a separate defined contribution plan maintained by the Employer.

6.5  PARTICIPATION OR SERVICE REDUCTIONS

          If a Participant has less than ten (10) years of participation in the Plan at the time the Participant begins to receive benefits under the Plan, the limitations in Sections 6.2(a)(l) and 6.3 shall be reduced by multiplying such limitations by a fraction (a) the numerator of which is the number of years of participation (or part thereof) in the Plan and (b) the denominator of which is ten (10), provided, however, that said fraction shall in no event be less than 1/1Oth. The limitations of Sections 6.2(a)(2) and 6.4 shall be reduced in the same manner except the preceding sentence shall be applied with respect to years of service with the Employer rather than years of participation in the Plan.

                                   ARTICLE VII
                                     TRUSTEE

7.1  BASIC RESPONSIBILITIES OF THE TRUSTEE

               (a) The Trustee shall have the following categories of responsibilities:

               (1) Consistent with the "funding policy and method" determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of the Employer or an Investment Manager if the Trustee should appoint such manager as to all or a portion of the assets of the Plan;

               (2) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries; and

               (3) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report pursuant to Section 7.6.

               (b) In the event that the Trustee shall be directed by the Employer, or an Investment Manager with respect to the investment of any or all Plan assets, the Trustee shall have no liability with respect to the investment of such assets, but shall be responsible only to execute such investment instructions as so directed.

               (1) The Trustee shall be entitled to rely fully on the written (or other form acceptable to the Administrator and the Trustee, including, but not limited to, voice recorded) instructions of the Employer, or any Fiduciary or nonfiduciary agent of the Employer, in the discharge of such duties, and shall not be liable for any loss or other liability, resulting from such direction (or lack of direction) of the investment of any part of the Plan assets.

               (2) The Trustee may delegate the duty of executing such instructions to any nonfiduciary agent, which may be an affiliate of the Trustee or any Plan representative.

               (c) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

7.2  INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

               (a) The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, open-end or closed-end mutual funds, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times the Plan may qualify as a qualified Pension Plan and Trust.

               (b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

               (c) The Trustee may transfer to a common, collective, pooled trust fund or money market fund maintained by any corporate Trustee or affiliate thereof hereunder, all or such part of the Trust Fund as the Trustee may deem advisable, and such part or all of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, pooled trust fund or money market fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. The Trustee may transfer any part of the Trust Fund intended for temporary investment of cash balances to a money market fund maintained by FirsTrust Financial Services, Inc. or its affiliates. The Trustee may withdraw from such common, collective, pooled trust fund or money market fund all or such part of the Trust Fund as the Trustee may deem advisable.

7.3  OTHER POWERS OF THE TRUSTEE

          The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:

               (a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

               (b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

               (c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property. However, the Trustee shall not vote proxies relating to securities for which it has not been assigned full investment management responsibilities. In those cases where another party has such investment authority or discretion, the Trustee will deliver all proxies to said party who will then have full responsibility for voting those proxies;

               (d) To cause any securities or other property to be registered in the Trustee's own name, in the name of one or more of the Trustee's nominees, in a clearing corporation, in a depository, or in book entry form or in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

               (e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

               (f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

               (g) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

               (h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

               (i) To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

               (j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

               (k) To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

               (l) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest or in cash or cash balances without liability for interest thereon, including the specific authority to invest in any type of deposit of the Trustee (or of a financial institution related to a Trustee);

               (m) To invest in Treasury Bills and other forms of United States government obligations;

               (n) To invest in shares of investment companies registered under the Investment Company Act of 1940, including any money market fund advised by or offered through FirsTrust Financial Services, Inc.;

               (o) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange regardless of whether such options are covered;

               (p) To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations including the specific authority to make deposit into any savings accounts or certificates of deposit of the Trustee (or a financial institution related to the Trustee);

               (q) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or any Affiliated Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and Trust and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

               (r) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

7.4  DUTIES OF THE TRUSTEE REGARDING PAYMENTS

          At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

7.5  TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

          The Trustee shall be paid such reasonable compensation as set forth in the Trustee's fee schedule (if the Trustee has such a schedule) or as agreed upon in writing by the Employer and the Trustee. However, an individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

7.6  ANNUAL REPORT OF THE TRUSTEE

               (a) Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer contribution for each Plan Year, the Trustee, or its agent, shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

               (1) the net income, or loss, of the Trust Fund;

               (2) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

               (3) the increase, or decrease, in the value of the Trust Fund;

               (4) all payments and distributions made from the Trust Fund; and

               (5) such further information as the Trustee and/or Administrator deems appropriate.

               (b) The Employer, promptly upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding on the Employer and the Trustee as to all matters contained in the statement to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties. However, nothing contained in this Section shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

7.7  AUDIT

               (a) If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of the audit setting forth the accountant's opinion as to whether any statements, schedules or lists that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently.

               (b) All auditing and accounting fees shall be an expense of and may, at the election of the Employer, be paid from the Trust Fund.

               (c) If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated, supervised, and subject to periodic examination by a state or federal agency, then it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or such other date as may be prescribed under regulations of the Secretary of Labor.

7.8  RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

               (a) Unless otherwise agreed to by both the Trustee and the Employer, a Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of resignation.

               (b) Unless otherwise agreed to by both the Trustee and the Employer, the Employer may remove a Trustee at any time by delivering to the Trustee, at least thirty (30) days before its effective date, a written notice of such Trustee's removal.

               (c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

               (d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the powers and responsibilities of the predecessor as if such successor had been originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of the predecessor.

               (e) Whenever any Trustee hereunder ceases to serve as such, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which the individual or entity served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 7.6 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 7.6 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 7.6 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by
          Section 7.6 and this subparagraph.

7.9  TRANSFER OF INTEREST

          Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of a Participant to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code
Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

7.10 TRUSTEE INDEMNIFICATION

          The Employer agrees to indemnify and hold harmless the Trustee against any and all claims, losses, damages, expenses and liabilities the Trustee may incur in the exercise and performance of the Trustee's power and duties hereunder, unless the same are determined to be due to gross negligence or willful misconduct.

7.11 DIRECT ROLLOVER

               (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a "distributee's" election under this Section, a "distributee" may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" that is equal to at least $500 paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover."

               (b) For purposes of this Section the following definitions shall apply:

               (1) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the "distributee," except that an "eligible rollover distribution" does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the "distributee" or the joint lives (or joint life expectancies) of the "distributee" and the "distributee's" designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 40l(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); any hardship distribution described in Code
               Section 401(k)(2)(B)(i)(IV); and any other distribution that is reasonably expected to total less than $200 during a year.

               (2) An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401 (a), that accepts the "distributee's" "eligible rollover distribution." However, in the case of an "eligible rollover distribution" to the surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity.

               (3) A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are "distributees" with regard to the interest of the spouse or former spouse.

               (4) A "direct rollover" is a payment by the Plan to the "eligible retirement plan" specified by the "distributee."

                                  ARTICLE VIII
                                 PLAN AMENDMENT

8.1  AMENDMENT

               (a) The Employer shall have the right at any time to amend this Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee or Administrator may only be made with the Trustee's or Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

               (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the Accrued Benefit of any Participant (except to the extent permitted under Code Section 412(c)(8)); or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

               (c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" which results in a further restriction on such benefit unless such "Section 411(d)(6) protected benefits" are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

               (d) If this Plan is amended and an effect of such amendment is to increase current liability (as defined in Code Section 401(a)(29)(E)) under the Plan for a Plan Year, and the funded current liability percentage of the Plan for the Plan Year in which the amendment takes effect is less than sixty percent (60%), including the amount of the unfunded current liability under the Plan attributable to the amendment, the amendment shall not take effect until the Employer (or any member of a controlled group which includes the Employer) provides security to the Plan. The form and amount of such security shall satisfy the requirements of Code Section 401(a)(29)(B) and (C). Such security may be released provided the requirements of Code Section 401(a)(29)(D) are satisfied.

                                   ARTICLE IX
                                PLAN TERMINATION

9.1  TERMINATION

               (a) The Employer shall have the right to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. However, any termination (other than a partial termination or an involuntary termination pursuant to Act Section
          4042) must satisfy the requirements and follow the procedures outlined herein and in Act Section 4041 for a Standard Termination or a Distress Termination. Upon any termination (full or partial), all amounts shall be allocated in accordance with the provisions hereof and the Accrued Benefit, to the extent funded as of such date, of each affected Participant shall become fully Vested and shall not thereafter be subject to forfeiture. However, Participants who were not fully Vested at the time they received a complete distribution of their Vested benefits prior to the date of termination, shall not become entitled to any additional Vested benefits on account of Plan termination. The preceding sentence does not apply to Participants affected by a partial termination by operation of law.

               (b) Standard Termination Procedure --

               (1) The Administrator shall first notify all "affected parties" (as defined in Act Section 400l(a)(21)) of the Employer's intention to terminate the Plan and the proposed date of termination. Such termination notice must be provided at least sixty(60) days prior to the proposed termination date. However, in the case of a standard termination, it shall not be necessary to provide such notice to the Pension Benefit Guaranty Corporation (PBGC). As soon as practicable after the termination notice is given, the Administrator shall provide a follow-up notice to the PBGC setting forth the following:

                    (i) a certification of an enrolled actuary of the projected amount of the assets of the Plan as of the proposed date of final distribution of assets, the actuarial present value of the "benefit liabilities" (as defined in Act Section 4001(a)(16)) under the Plan as of the proposed termination date, and confirmation that the Plan is projected to be sufficient for such "benefit liabilities" as of the proposed date of final distribution;

                    (ii) a certification by the Administrator that the information provided to the PBGC and upon which the enrolled actuary based the certification is accurate and complete; and

                    (iii) such other information as the PBGC may prescribe by regulation.

               The certification of the enrolled actuary and of the Administrator shall not be applicable in the case of a plan funded exclusively by individual insurance contracts.

               (2) No later than the date on which the follow-up notice is sent to the PBGC, the Administrator shall provide all Participants and Beneficiaries under the Plan with an explanatory statement specifying each such person's "benefit liabilities," the benefit form on the basis of which such amount is determined, and any additional information used in determining "benefit liabilities" that may be required pursuant to regulations promulgated by the PBGC.

               (3) A standard termination may only take place if at the time the final distribution of assets occurs, the Plan is sufficient to meet all "benefit liabilities" determined as of the termination date.

               (c) Distress Termination Procedure --

               (1) The Administrator shall first notify all "affected parties" of the Employer's intention to terminate the Plan and the proposed date of termination. Such termination notice must be provided at least sixty(60) days prior to the proposed termination date. As soon as practicable after the termination notice is given, the Administrator shall also provide a follow-up notice to the PBGC setting forth the following:

                    (i) a certification of an enrolled actuary of the amount, as of the proposed termination date, of the current value of the assets of the Plan, the actuarial present value (as of such date) of the "benefit liabilities" under the Plan, whether the Plan is sufficient for "benefit liabilities" as of such date, the actuarial present value (as of such date) of benefits under the Plan guaranteed under Act Section 4022, and whether the Plan is sufficient for guaranteed benefits as of such date;

                    (ii) in any case in which the Plan is not sufficient for "benefit liabilities" as of such date, the name and address of each Participant and Beneficiary under the Plan as of such date;

                    (iii) a certification by the Administrator that the information provided to the PBGC and upon which the enrolled actuary based the certification is accurate and complete; and

                    (iv) such other information as the PBGC may prescribe by regulation.

               The certification of the enrolled actuary and of the Administrator shall not be applicable in the case of a plan funded exclusively by individual insurance contracts.

               (2) A distress termination may only take place if:

                    (i) the Employer demonstrates to the PBGC that such termination is necessary to enable the Employer to pay its debts while staying in business, or to avoid unreasonably burdensome pension costs caused by a decline in the Employer's work force;

                    (ii) the Employer is the subject of a petition seeking liquidation in a bankruptcy or insolvency proceeding which has not been dismissed as of the proposed termination date; or

                    (iii) the Employer is the subject of a petition seeking reorganization in a bankruptcy or insolvency proceeding which has not been dismissed as of the proposed termination date, and the bankruptcy court (or such other appropriate court) approves the termination and determines that the Employer will be unable to continue in business outside a Chapter 11 reorganization process and that such termination is necessary to enable the Employer to pay its debts pursuant to a plan of reorganization.

               (d) Priority and Payment of Benefits: In the case of a distress termination, upon approval by the PBGC that the Plan is sufficient for "benefit liabilities" or for "guaranteed benefits," or in the case of a standard termination, a letter of non-compliance has not been issued within the sixty (60) day period (as extended) following the receipt by the PBGC of the follow-up notice, the Administrator shall allocate the assets of the Plan among Participants and Beneficiaries pursuant to Act Section 4044(a). As soon as practicable thereafter, the assets of the Trust shall be distributed to the Participants and Beneficiaries, in cash or through the purchase of irrevocable commitments from an insurer, in a manner consistent with Section 5.7. However, if all liabilities with respect to Participants and Beneficiaries under the Plan have been satisfied and there remains a balance in the Trust due to erroneous actuarial computation, such balance, if any, shall be returned to the Employer. In the case of a distress termination in which the PBGC is unable to determine that the Plan is sufficient for guaranteed benefits, the assets of the Plan shall only be distributed in accordance with proceedings instituted by the PBGC.

               (e) The termination of the Plan shall comply with such other requirements and rules as may be promulgated by the PBGC under authority of Title IV of the Act, including any rules relating to time periods or deadlines for providing notice or for making a necessary filing.

9.2  LIMITATION OF BENEFITS ON PLAN TERMINATION

          In the event of Plan termination, the benefit of any Highly Compensated Participant or any highly compensated former employee shall be limited to a benefit that is nondiscriminatory under Code Section 401(a)(4).

                                    ARTICLE X
                  MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

10.1 REQUIREMENTS

          Before this Plan can be merged or consolidated with any other qualified plan or its assets or liabilities transferred to any other qualified plan, the Administrator must secure (and file with the Secretary of Treasury at least thirty (30) days beforehand) a certification from a government-enrolled actuary that the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" as described in Section 8.1.

                                   ARTICLE XI
                                   TOP HEAVY

11.1 TOP HEAVY PLAN REQUIREMENTS

          For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 5.6 of the Plan and the special minimum benefit requirements of Code Section 416(c) pursuant to
Section 5.2 of the Plan.

11.2 DETERMINATION OF TOP HEAVY STATUS

               (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                    If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy Plan.

               (b) Aggregate Account: A Participant's Aggregate Account as of the Determination Date shall be determined under applicable provisions of the defined contribution plan used in determining Top Heavy Plan status.

               (c) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

               (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

               In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

               (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

               In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

               (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

               (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

               (d) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

               (e) Present Value of Accrued Benefit: In the case of a defined benefit plan, a Participant's Present Value of Accrued Benefit shall be determined:

               (1) in the case of a Participant other than a Key Employee, using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(l)(C).

               (2) as of the most recent "actuarial valuation date," which is the most recent valuation date within a twelve (12) month period ending on the Determination Date.

               (3) for the first Plan Year, as if (a) the Participant terminated service as of the Determination Date; or (b) the Participant terminated service as of the actuarial valuation date, but taking into account the estimated Accrued Benefits as of the Determination Date.

               (4) for the second Plan Year, the Accrued Benefit taken into account for a current Participant must not be less than the Accrued Benefit taken into account for the first Plan Year unless the difference is attributable to using an estimate of the Accrued Benefit as of the Determination Date for the first Plan Year and using the actual Accrued Benefit for the second Plan Year.

               (5) for any other Plan Year, as if the Participant terminated service as of the actuarial valuation date.

               (6) the actuarial valuation date must be the same date used for computing the defined benefit plan minimum funding costs, regardless of whether a valuation is performed that Plan Year.

               (7) by not taking into account proportional subsidies.

               (8) by taking into account nonproportional subsidies.

               (f) The calculation of a Participant's Present Value of Accrued Benefit as of a Determination Date shall be the sum of:

               (1) the Present Value of Accrued Benefit using the actuarial assumptions of Section 1.3, which assumptions shall be identical for all defined benefit plans being tested for Top Heavy Plan status.

               (2) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Present Value of Accrued Benefit as of the valuation date. Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, benefits paid on account of death, to the extent such benefits do not exceed the Present Value of Accrued Benefits existing immediately prior to death, shall be treated as distributions for the purposes of this paragraph.

               (3) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible Qualified Voluntary Employee Contributions shall not be considered to be a part of the Participant's Present Value of Accrued Benefit.

               (4) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31,1983, as part of the Participant's Present Value of Accrued Benefit.

               (5) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall consider such rollovers or plan-to-plan transfers as part of the Participant's Present Value of Accrued Benefit, irrespective of the date on which such rollovers or plan-to-plan transfers are accepted.

               (6) for the purposes of determining whether two employers are to be treated as the same employer in (4) and (5) above, all employers aggregated under Code Section 414(b), (c), (m) or (o) are treated as the same employer.

               (g) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

               (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

               (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

                    exceeds sixty percent (60%) of a similar sum determined for all Participants.

                                   ARTICLE XII
                                  MISCELLANEOUS

12.1 PARTICIPANT'S RIGHTS

          This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or

Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon the Employee as a Participant of this Plan.

12.2 ALIENATION

               (a) Subject to the exceptions provided below, and as otherwise permitted by the Code and the Act, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or the Participant's Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

               (b) Subsection (a) shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

               (c) Subsection (a) shall not apply to an offset to a Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, in accordance with Code Sections 401(a)(13)(C) and
          (D). In a case in which the survivor annuity requirements of Code
          Section 401(a)(11) apply with respect to distributions from the Plan to the Participant, if the Participant has a spouse at the time at which the offset is to be made:

               (1) either such spouse has consented in writing to such offset and such consent is witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code Section 417(a)(2)(B)), or an election to waive the right of the spouse to either a qualified joint and survivor annuity or a qualified pre-retirement survivor annuity is in effect in accordance with the requirements of Code Section 417(a),

               (2) such spouse is ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of fiduciary duties, or

               (3) in such judgment, order, decree or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Code
               Section 401(a)(ll)(A)(i) and under a qualified pre-retirement survivor annuity provided pursuant to Code Section 401(a)(ll)(A)(ii).

12.3 CONSTRUCTION OF PLAN

          This Plan and Trust shall be construed and enforced according to the Code, the Act and the laws of the State of Arkansas, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

12.4 GENDER AND NUMBER

          Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

12.5 LEGAL ACTION

          In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

12.6 PROHIBITION AGAINST DIVERSION OF FUNDS

               (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any Trust Fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants, or their Beneficiaries.

               (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

12.7 EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

          The Employer, Administrator and Trustee, and their successors, shall not be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

12.8 INSURER'S PROTECTIVE CLAUSE

          Except as otherwise agreed upon in writing between the Employer and the insurer, an insurer which issues any Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

12.9 RECEIPT AND RELEASE FOR PAYMENTS

          Any payment to any Participant, the Participant's legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

12.10 ACTION BY THE EMPLOYER

          Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

12.11 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

          The "named Fiduciaries" of this Plan are (1) the Employer, (2) the Administrator, (3) the Trustee, and (4) any Investment Manager appointed hereunder. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan, including, but not limited to, any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, including, but not limited to, the items specified at Article II of the Plan, as the same may be allocated or delegated thereunder. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity.

12.12 HEADINGS

          The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

12.13 APPROVAL BY INTERNAL REVENUE SERVICE

          Notwithstanding anything herein to the contrary, if, pursuant to an application for qualification filed by or on behalf of the Plan by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date that the Secretary of the Treasury may prescribe, the Commissioner of Internal Revenue Service or the Commissioner's delegate should determine that the Plan does not initially qualify as a tax-exempt plan under Code Sections 401 and 501, and such determination is not contested, or if contested, is finally upheld, then if the Plan is a new plan, it shall be void ab initio and all amounts contributed to the Plan by the Employer, less expenses paid, shall be returned within one (1) year and the Plan shall terminate, and the Trustee shall be discharged from all further obligations. If the disqualification relates to an amended plan, then the Plan shall operate as if it had not been amended.

12.14 UNIFORMITY

          All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

12.15 INTERPRETATION OF AGREEMENT

               (a) The Employer established this Plan effective May 1, 1984. The Employer froze the benefits under the Plan as of September 30, 2005, and directed that the Trust created by this Agreement be continued and that distribution of benefits to Participants be made at such time and in such manner as though the Plan had not frozen benefit accruals.

               (b) The Plan is being amended and restated as of September 1, 2005 in order to maintain its qualified status under the Code and the Act.

               (c) All provisions of the Plan shall be construed and interpreted in a manner consistent with the freezing of benefit accruals under the Plan as of September 30,2005.

          IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

                                        BANK OF MOUNTAIN VIEW


                                        By /s/ Illegible
                                           -------------------------------------
                                           Authorized Officer


                                        FIRSTRUST FINANCIAL SERVICES, INC.


                                        By /s/ Illegible
                                           -------------------------------------
                                           Authorized Officer

SUNGARD VOLUME SUBMITTER MODIFICATIONS

RETIREMENT PLAN AND TRUST FOR EMPLOYEES OF BANK OF MOUNTAIN VIEW

001

The enclosed Plan is being submitted for expedited review as a Volume Submitter Plan.

Certain modifications from the approved specimen plan have been made to this Plan. In accordance with Rev. Proc. 2005-6 submission requirements, the location, nature and effect of these changes are listed below.

To facilitate your review of these changes, we have extracted from the Plan document the entire paragraph in which a change occurred. We have indicated the page number or the Section of the Plan document where the modified paragraph appears. The effect the change has on the Plan is listed below the paragraph.

THE CHANGED PARAGRAPH IS IN SECTION: 5.6(c)

1     0%
2     0%
3     0%
4     0%
5   100%
6   100%
7   100%

[pre-amendment vesting schedule]

SUNGARD VOLUME SUBMITTER MODIFICATIONS

RETIREMENT PLAN AND TRUST FOR EMPLOYEES OF BANK OF MOUNTAIN VIEW

001

The enclosed Plan is being submitted for expedited review as a Volume Submitter Plan.

No modifications from the approved specimen plan have been made to this Plan.